As filed with the Securities and Exchange Commission on July 10, 2026

Registration No. 333-297176

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHRONOSCALE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	42-3357005
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3811 Turtle Creek Blvd. Suite 2100

Dallas, Texas 75219

214-427-1704

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Ying Cenly Chen

Chief Executive Officer

3811 Turtle Creek Blvd. Suite 2100

Dallas, Texas 75219

214-427-1704

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 204-8688

Approximate date of commencement of proposed sale to the public: From time to time, as determined by the Selling Stockholders, after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐

Non-accelerated filer:	☒	Smaller reporting company:	☒

		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-297176) (the “Registration Statement”) is being filed by ChronoScale Holdings Corporation, a Nevada corporation (the “Company”), as successor issuer to ChronoScale Corporation (f/k/a Ekso Bionics Holdings, Inc.), a Nevada corporation (“ChronoScale”).

On July 1, 2026, the Company became the successor issuer to ChronoScale pursuant to a corporate holding company transaction completed in accordance with Section 92A.134 of the Nevada Revised Statutes (the “Holding Company Transaction”). In connection with the Holding Company Transaction, each outstanding share of ChronoScale common stock was converted on a one-for-one basis into a share of the Company’s common stock, and the Company became the publicly traded parent holding company of ChronoScale under the ticker symbol “CHRN.”

No additional securities are being registered pursuant to this Amendment, and all applicable registration fees were paid by ChronoScale at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 10, 2026

PRELIMINARY PROSPECTUS

ChronoScale Holdings Corporation

1,097,509 Shares of Common Stock

This prospectus relates to the resale of 1,097,509 shares of common stock, par value $0.001 per share (the “common stock”), of ChronoScale Holdings Corporation (the “Company,” “we,” “our” or “us”) by the selling stockholders listed in this prospectus (the “Selling Stockholders”) comprised of (i) 15,389 shares of common stock (the “2025 Placement Agent Warrant Shares”) issuable upon the exercise of the warrants (the “2025 Placement Agent Warrants”) issued by the Company to Lake Street Capital Markets, LLC (“Lake Street”) on October 30, 2025 pursuant to that certain placement agency agreement, dated October 28, 2025, by and between the Company and Lake Street (the “PAA”), (ii) 711,922 shares of common stock (the “Conversion Shares”) issued or issuable upon conversion of 5,852 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), issued by the Company to certain investors in a private placement transaction on January 22, 2026 pursuant to that certain securities purchase agreement, dated January 20, 2026, by and between the Company and such investors (the “2026 SPA”), (iii) 355,960 shares of common stock (the “Investor Warrant Shares”) issuable upon the exercise of the warrants (the “Investor Warrants,” and together with the 2025 Placement Agent Warrants and 2026 Placement Agent Warrants, the “Warrants”) issued by the Company to certain investors on January 22, 2026 pursuant to the 2026 SPA, and (iv) 14,238 shares of common stock (the “2026 Placement Agent Warrant Shares,” and together with the 2025 Placement Agent Warrant Shares, Conversion Shares and Investor Warrant Shares, the “Shares”) issuable upon the exercise of the warrants (the “2026 Placement Agent Warrants”) issued by the Company to Lake Street on January 22, 2026 in connection with the 2026 SPA, in private placement offerings (the “Private Placements”). For additional information about the Private Placements, see “Private Placements.”

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Shares may be offered and sold from time to time directly by the Selling Stockholders or alternatively through underwriters, broker dealers or agents. The Selling Stockholders will determine at what price they may sell the Shares offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. Although we have been advised by the Selling Stockholders that the Selling Stockholders were issued the Warrants or shares of Series B Preferred Stock, as applicable, for their own account, for investment purposes in which they take investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such securities in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the Selling Stockholders may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act by the Securities and Exchange Commission (the “SEC”), in which case any profits on the sales of the Shares by the Selling Stockholders and any discounts, commissions or concessions received by the Selling Stockholders would be deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by the Selling Stockholders, see the section entitled “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CHRN.” The last reported sale price for our common stock on July 8, 2026 on Nasdaq was $18.02.

You should read this prospectus, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 23, 2026, as amended on April 10, 2026, our definitive Information Statement filed with the SEC on April 3, 2026, and our other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of the shares of common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2026.

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we filed with the SEC, and that includes exhibits that provide more detail with respect to the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Stockholders, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Stockholders, are offering to sell or seeking offers to purchase the Shares in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Shares as to distribution of the prospectus outside of the United States.

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PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 6 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in the common stock described in this prospectus.

Corporate Overview

We operate our business through two wholly owned subsidiaries: Applied Digital Cloud Corporation (“Cloud”) and Ekso Bionics, Inc. (“Legacy Ekso”).

Through Cloud, we provide cloud services to customers at third party colocation centers located in Colorado, Minnesota and Utah, such as artificial intelligence and machine learning developers, to develop their advanced products. Customers pay a fixed rate in exchange for an energized space supported by Cloud-provided equipment.

Our Legacy Ekso business designs, develops, and markets exoskeleton and complementary products that augment human strength, endurance, and mobility. The primary end market for our exoskeleton technology is healthcare, where our technology primarily serves people with physical disabilities or impairments in both physical rehabilitation and mobility. On June 4, 2026, we announced that its Board of Directors (the “Board”) committed to a plan to divest the Legacy Ekso business and to focus operations solely on our Cloud business. We expect to complete the divestiture of the Legacy Ekso business during the first fiscal quarter of 2027. As such, our Legacy Ekso business has been designated as “held for sale.”

Recent Developments

Business Combination

On May 5, 2026, we consummated the previously announced business combination transaction (the “Business Combination”) contemplated by that certain Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”), dated February 15, 2026, by and among the Company, APLD Intermediate HoldCo LLC (“APLD Intermediate”), APLD ChronoScale HoldCo LLC, a wholly owned subsidiary of APLD Intermediate (“Contributor”), each a wholly owned direct or indirect subsidiary of Applied Digital Corporation (“Applied Parent”), and Cloud, a wholly owned indirect subsidiary of Applied Parent and a direct subsidiary of Contributor as of immediately prior to the closing of the Business Combination (the “Closing”). Upon the Closing, we changed our name from “Ekso Bionics Holdings, Inc.” to “ChronoScale Corporation” and Cloud became a wholly owned subsidiary of the Company.

Armistice Warrant Exercises

On May 11, 2026, we issued a total of 700,000 shares of common stock upon the exercise of 700,000 common stock warrants held by Armistice Capital, LLC, with an exercise price of $6.36 per common stock warrant, resulting in net proceeds of approximately $4.6 million.

Series B Preferred Stock Conversions

On May 13, 2026, we issued a total of 355,961 shares of common stock upon the conversion of 2,926 shares of Series B Preferred Stock held by Hood River New Opportunities Fund (“Hood River”).

Ekso Legacy Business Classified as Held for Sale

On May 29, 2026, the Board committed to a plan to divest the Legacy Ekso business and to focus the Company’s operations solely on our Cloud business. As such, our Legacy Ekso business was designated as “held for sale.”

Holding Company Transaction

On July 1, 2026, the Company completed the Holding Company Transaction pursuant to Section 92A.134 of the Nevada Revised Statutes. In connection with the Holding Company Transaction, the Company became the successor issuer to ChronoScale.

Pursuant to and at the time of, the Holding Company Transaction, CHRN Merger Sub Inc., our wholly owned subsidiary, merged with and into the Company, with ChronoScale surviving the merger as our direct wholly owned subsidiary. Immediately prior to the merger, ChronoScale contributed all of the outstanding equity interests of Cloud to the Company, resulting in Cloud becoming a direct wholly owned subsidiary of the Company. Following the merger, ChronoScale converted into a Nevada limited liability company and changed its name to “ChronoScale Intermediate LLC,” and Cloud changed its name to “ChronoScale Corporation.”

As a result of the Holding Company Transaction, each outstanding share of ChronoScale common stock was automatically converted into the right to receive one share of common stock of ChronoScale Holdings Corporation. Accordingly, the shareholders of ChronoScale immediately prior to the Holding Company Transaction became shareholders of the Company on a one-for-one basis, and their percentage ownership interests were unchanged as a result of the transaction.

ChronoScale Holdings Corporation is the successor issuer to ChronoScale pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended. Shares of Company common stock continue to be listed and trade on The Nasdaq Capital Market under the symbol “CHRN” on an uninterrupted basis and under the same CUSIP number previously assigned to ChronoScale common stock.

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Implications of Being a Smaller Reporting Company

We currently qualify as a “smaller reporting company” under applicable SEC regulations. However, since we became a majority-owned indirect subsidiary of a parent that is not a smaller reporting company upon the closing of the Business Combination, we have determined that we will no longer qualify as a smaller reporting company as of the next measurement date, which is the end of our second fiscal quarter, November 30, 2026. A smaller reporting company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus, and reduced disclosure about our executive compensation arrangements;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting; and

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus.

For so long as we remain a “smaller reporting company,” we have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. After the filing of our quarterly report on Form 10-Q for the quarter ending August 31, 2027, we will no longer be able to rely on these reduced requirements.

Corporate Information

In January 2014, Ekso Bionics, Inc., a Delaware corporation (the “US Operating Company”), began trading on Nasdaq through a reverse merger with PN Med Group Inc. (“PN Med Group”), a Nevada corporation and public shell company, with PN Med Group as the surviving entity. Upon the closing of the merger, PN Med Group changed its name to Ekso Bionics Holdings, Inc. and the US Operating Company became its wholly owned operating subsidiary. On May 5, 2026, we consummated the Business Combination. Upon the closing of the Business Combination, we changed our name from “Ekso Bionics Holdings, Inc.” to “ChronoScale Corporation,” Cloud became a wholly owned subsidiary of the Company, the US Operating Company continued as a wholly owned subsidiary of the Company and our common stock began trading on Nasdaq under the new symbol “CHRN.” On July 1, 2026, the Company completed the Holding Company Transaction pursuant to Section 92A.134 of the Nevada Revised Statutes. As a result, we became the successor issuer to ChronoScale. Upon the consummation of the Holding Company Transaction, each outstanding share of ChronoScale common stock was automatically converted into the right to receive one share of common stock of ChronoScale Holdings Corporation. Accordingly, the shareholders of ChronoScale immediately prior to the Holding Company Transaction became shareholders of the Company on a one-for-one basis, and their percentage ownership interests were unchanged as a result of the transaction.

Our principal offices are located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219.

Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

We make available free of charge on or through our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. The SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

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THE OFFERING

Common Stock Offered by the Selling Stockholders	●	Up to 15,389 shares of common stock issuable upon the exercise of the 2025 Placement Agent Warrants;
	●	up to 711,922 shares of common stock issued or issuable upon the conversion of the 5,852 shares of Series B Preferred Stock;
	●	up to 355,960 shares of common stock issuable upon the exercise of the Investor Warrants; and
	●	up to 14,238 shares of common stock issuable upon the exercise of the 2026 Placement Agent Warrants.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares offered by the Selling Stockholders pursuant to this prospectus. Please see the section entitled “Use of Proceeds” on page 20 of this prospectus for a more detailed discussion.

National Securities Exchange Listing	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “CHRN.”

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 6 of this prospectus. In addition before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 23, 2026, as amended on April 10, 2026, our definitive Information Statement filed with the SEC on April 3, 2026 (the “Information Statement”), and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and, as applicable, their permitted transferees, or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The above discussion is based on 145,214,825 shares of our common stock outstanding as of June 25, 2026, and excludes:

●	14,708 shares of our common stock underlying restricted stock units;

●	181,357 shares of our common stock issuable in settlement of certain phantom performance stock unit, as further described in our Form 8-K/A filed on May 20, 2026;

●	355,960 shares of our common stock issuable upon conversion of the Series B Preferred Stock; and

●	1,158,920 shares of our common stock issuable upon the exercise of outstanding warrants, including pre-funded warrants, at a weighted average exercise price of $9.19 per share.

As of June 25, 2026, we had 2,926 shares of our Series B Preferred Stock issued and outstanding.

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PRIVATE PLACEMENTS

October 2025 Private Placement

On October 28, 2025, we entered into that certain securities purchase agreement, dated October 28, 2025, pursuant to which we issued and sold to certain investors in a private placement 769,490 shares of common stock (the “2025 Private Placement”). The closing of the 2025 Private Placement took place on October 30, 2025. The net proceeds of the 2025 Private Placement were approximately $3.2 million, after deducting placement agent fees and expenses and other estimated offering expenses payable by the Company.

Lake Street served as our exclusive placement agent in connection with the 2025 Private Placement. As compensation for the services provided by Lake Street, on October 30, 2025, we paid Lake Street a cash fee equal to 6.0% of the aggregate gross proceeds raised in the 2025 Private Placement and issued to Lake Street the 2025 Placement Agent Warrants to purchase up to 15,389 shares of common stock.

The issuance of the 2025 Placement Agent Warrant Shares will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

January 2026 Private Placement

On January 20, 2026, we entered into the 2026 SPA, pursuant to which we issued and sold to certain investors in a private placement (the “2026 Private Placement”), (i) an aggregate of 5,852 shares of our Series B Preferred Stock convertible into an aggregate of 711,922 Conversion Shares, and (ii) the Investor Warrants to purchase up to an aggregate of 355,960 shares of common stock. The 2026 Private Placement closed on January 22, 2026 with net proceeds to the Company of approximately $5.3 million, after deducting placement agent fees and expenses and other estimated offering expenses payable by the Company.

In connection with the 2026 Private Placement, we entered into a registration rights agreement, dated as of January 22, 2026, with each of the investors, pursuant to which we agreed to prepare and file this registration statement with the SEC registering the resale of the Conversion Shares and the Investor Warrant Shares by no later than June 1, 2026 (the “Filing Deadline”). On May 29, 2026, each of the investors agreed to extend the Filing Deadline to the earlier of (i) June 30, 2026, and (ii) the first business day following the date on which we file with the SEC an amendment to our Current Report on Form 8 K/A, dated May 5, 2026, to include the financial information required by Item 9.01 of Form 8-K.

Lake Street served as our exclusive placement agent in connection with the 2026 Private Placement. As compensation for the services provided by Lake Street, on January 22, 2026, we paid Lake Street a cash fee equal to 6.0% of the aggregate gross proceeds raised in the 2026 Private Placement and issued to Lake Street the 2026 Placement Agent Warrants to purchase up to 14,238 shares of common stock.

The issuance of the Conversion Shares, Investor Warrant Shares and 2026 Placement Agent Warrant Shares has been and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

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RISK FACTORS

Before purchasing our common stock you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K, our definitive Information Statement filed with the SEC on April 3, 2026 and any subsequent updates described in our Quarterly Reports on Form 10-Q. For a description of these reports and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to our Business and Operations

Combining our Legacy Ekso business and Cloud business may be more difficult, costly and time-consuming than expected, which may adversely affect our results and negatively affect the value of our common stock.

The Business Combination closed on May 5, 2026 and our management has been working on integrating the Legacy Ekso business and Cloud business. The combination of two independent businesses is a complex, costly and time-consuming process and our management may face significant challenges in implementing such integration, many of which may be beyond the control of management, including, without limitation:

●	difficulties in achieving anticipated business opportunities and growth prospects;
●	the possibility of faulty assumptions underlying expectations regarding the integration process, including with respect to the intended tax efficient transactions;
●	unanticipated changes in applicable laws and regulations; and
●	unforeseen expenses or delays associated with the Business Combination.

Some of these factors will be outside of our control and any one of them could result in increased costs and diversion of management’s time and energy, as well as decreases in the amount of expected revenue that could materially impact our business, financial condition and results of operations. The integration process and other disruptions resulting from the Business Combination may also adversely affect our relationships with employees, suppliers, customers, distributors, licensors and others with whom we have business or other dealings, and difficulties in integrating our Legacy Ekso business and Cloud business could harm our reputation.

If we are not able to successfully combine our Legacy Ekso business and Cloud business in an efficient, cost-effective and timely manner, the anticipated benefits of the Business Combination may not be realized fully, or at all, or may take longer to realize than expected, and the value of our common stock, revenues, levels of expenses and results of operations may be affected adversely. If we are not able to adequately address integration challenges, we may be unable to successfully integrate our Legacy Ekso operations and Cloud operations or realize the anticipated benefits of the Business Combination.

We expect to need to raise external funds to support our business plan. Such capital raises are expected to cause dilution to our stockholders.

We expect to need to raise substantial additional capital to expand our operations, pursue our growth strategies and respond to competitive pressures or unanticipated working capital requirements. We anticipate that our current and future strategic growth initiatives will be capital-intensive. We expect to raise capital through a combination of equity offerings, debt financings and potentially joint venture agreements. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our business. To the extent that we raise additional capital through the sale of equity or convertible debt securities, our stockholders’ ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect stockholder rights. Debt financing or refinancing may result in the imposition of debt covenants, increased fixed payment obligations or other restrictions that may affect our business. If we engage in additional debt financing, the holders of debt likely would have priority over the holders of our common stock in order of payment preference. Furthermore, our ability to raise additional capital may be adversely impacted by global macroeconomic conditions and volatility in the credit and financial markets in the U.S. and worldwide, over which we may have no or little control. Our failure to raise capital as and when needed or on acceptable terms would have a negative impact on our financial condition and our ability to pursue our business strategy.

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We are a “controlled company” under Nasdaq’s corporate governance rules and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements. As a result, investors in the Company do not have the same protections afforded to stockholders of companies that are subject to such requirements.

We are a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

●	the requirement that a majority of our board of directors (the “Board”) consists of independent directors;
●	the requirement that its director nominees be selected or recommended for the Board’s selection by a majority of the Board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with Board resolutions or a written charter, as applicable, addressing the nominations process and related matters as required under the federal securities laws; and
●	the requirement that the compensation committee be composed entirely of independent directors with a written charter addressing the compensation committee’s purpose and responsibilities.

As of the date of this registration statement, we are not relying on any of these exemptions. We may, however, determine to rely on these exemptions in the future (so long as we continue to remain a controlled company).

Commencing November 30, 2026 (the end of our second fiscal quarter), we will no longer qualify as a smaller reporting company and will be subject to additional laws and regulations affecting public companies that will increase our costs and the demands on management and could harm our operating results.

We currently qualify as a “smaller reporting company,” which enables us to take advantage of exemptions from various requirements such as an exemption from the requirement to have our independent auditors attest to our internal control over financial reporting under Section 404, as well as reduced disclosure obligations available to smaller reporting companies in their Exchange Act reports and information statements. However, since we became a majority-owned indirect subsidiary of a parent that is not a smaller reporting company upon to the closing of the Business Combination, we have determined that we will no longer qualify as a smaller reporting company as of the next measurement date, which is the end of our second fiscal quarter, November 30, 2026. As such, we will no longer qualify for these exemptions, and following a phase-in period, will be required to comply with the additional legal and regulatory requirements applicable to public companies that are not smaller reporting companies and will incur significant legal, accounting and other expenses to do so. If we are not able to comply with these requirements in a timely manner or at all, our financial condition or the market price of our common stock may be harmed.

We have a history of net losses and may continue to incur net losses for the foreseeable future.

We have experienced net losses throughout our operating history and Cloud has historically relied on Applied Parent to provide financing for its operations. Cloud’s net losses were $72.7 million and $32.8 million for the fiscal year ended May 31, 2025, and the nine months ended February 28, 2026, respectively. Legacy Ekso’s net losses were $11.7 million and $6.9 million for the fiscal year ended December 31, 2025, and the three months ended March 31, 2026, respectively. We are expected to continue to experience net losses for the foreseeable future and our transition to profitability is dependent on many factors, including, favorable market conditions, continued demand for our products and successful integration of our Legacy Ekso business with our Cloud business. Because we have a limited operating history, it is difficult to predict our future operating results. As a combined company, we need to generate and sustain increased revenue and manage our costs to achieve profitability. We cannot predict when or whether we will reach or be able to maintain profitability.

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Our business has and is expected to continue to have significant customer concentration.

Our Cloud business currently generates all of its revenue from one customer, Together AI. For the year ended May 31, 2026, the revenue from our Cloud business is expected to comprise 99.5% of our total revenue. In the event that this customer chooses to terminate its contract, our operating results would suffer dramatically until we obtain replacement customers, which could result in a material adverse effect on our business, results of operations and future prospects.

We expect that one or a limited number of our customers will continue to account for a high percentage of our revenue for the foreseeable future. The concentration of our customer base increases risks related to the financial condition of our customers, and the deterioration in financial condition of a single customer or the failure of a single customer to perform its obligations could have a material adverse effect on our results of operations and cash flow. If our current Cloud business customer or future customers were to experience harm or loss due to unforeseen circumstances, it could negatively impact our business. In addition, in the event that our current Cloud business customer or future customers experience a decline in their equipment usage for any reason, or decide to discontinue the use of our facilities, we may be compelled to lower our lease prices or risk losing our only Cloud business customer or a significant future customer. Such developments would adversely affect our prospects and results of operations.

Failure to attract, grow and retain a diverse and balanced customer base, including key magnet customers, could harm our business and operating results.

Our ability to attract and grow a diverse and balanced customer base, consisting of cloud service providers, some of which we consider to be key magnets drawing in other customers, may affect our ability to maximize our revenues. Our ability to attract customers will depend on a variety of factors, including the presence of carriers, the overall mix of customers, the presence of key customers attracting business through ecosystems, operating reliability and security and our ability to effectively market our services. Our inability to develop, provide or effectively execute any of these factors may hinder the development, growth and retention of a diverse and balanced customer base and adversely affect our business, financial condition and results of operations.

Our Cloud business’ customers frequently make advance deposits based on anticipated future usage.

In our Cloud business, customers often make deposits to finance the equipment they intend to lease from us. If we are unable to meet the contract requirements or deliver Graphic Processing Unit clusters to their satisfaction for any reason, we may be obligated to refund these deposits. Any such refunds or issuances of credit could have an adverse effect on our business, results of operations, and financial condition.

We may face pricing pressures as our industry evolves, and any significant or sustained reductions in pricing may reduce our margins and adversely affect our business, operating results, financial condition and future prospects.

The pricing for our key offerings continues to mature as our industry develops and competition increases. We anticipate that increasing competition may lead to further pressures on pricing and differentiation. In addition, in a weakened economy, companies that have competing products may reduce prices which could require us to reduce our average selling prices and harm our operating results. We may also encounter pricing pressure in respect of capacity for older generations of GPUs as newer generations are introduced. We may be unable to effectively calibrate our prices, whether through increases or decreases, in order to remain competitive and attract new customers and develop our existing customer base.

Given our relatively early stage of development and the immaturity of the market, there is limited experience with respect to determining the most favorable prices and pricing models for our offerings. As customer demand shifts to inference and other use cases, we may experience changing pricing dynamics. In addition, larger competitors with more diverse offerings may reduce the price of any offerings that compete with ours or may bundle them with other solutions and services. This could lead customers to demand greater price concessions or additional functionality at the same price levels. These risks may reduce our margins and adversely affect our business, operating results, financial condition, and future prospects.

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Technological developments in generative AI and inference, such as the development of AI models that require less computation power than earlier models, may result in decreased or differing demand for our offerings.

AI technologies have been developing, and will likely continue to develop, at a rapid pace. In addition, the market is immature and volatile, and it is uncertain whether it will sustain high levels of demand and market acceptance. We are unable to predict whether additional computing power will continue to be required to develop larger, more powerful AI models or to support inference or other use cases. Technological advancements with open-source AI models, devices, chip design and inference may lead to compute and other efficiencies that may impact the demand for AI services, including our offerings. Furthermore, market acceptance, understanding, and valuation of solutions and services that incorporate AI technologies are uncertain, and the perceived value of AI technologies used and/or provided by our customers could be inaccurate. Any decreased or differing demand for our offerings may adversely affect our revenue and profitability.

If we are unable to develop enhancements to and new features for our existing offerings or acceptable new offerings that keep pace with rapid technological developments, or if the AI landscape does not develop to the extent and in the manner we anticipate, our business, results of operations and financial condition will be harmed. Moreover, we may incur significant costs and experience delays in developing new offerings, or enhancing our current offerings, in order to adapt to market changes, and may not achieve our targeted return on such investment.

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, which could result in our business failing to meet its growth targets, which could negatively affect our financial condition, results of operations and future prospects.

Market estimates are subject to significant uncertainty, particularly in a new and rapidly evolving market with newly emerging use cases, and are based on assumptions that may not prove to be accurate and variables that change over time. Accordingly, our forecasts for market growth should not be taken as indicative of our future growth. If our assumptions about the adoption or growth rates of AI and AI cloud infrastructure prove to be inaccurate, we may fail to meet our growth targets, which could negatively affect our financial condition, results of operations and future prospects.

Our Cloud business faces significant and evolving competition, and any inability to adapt to new and changing technologies and customer requirements or specifications could negatively affect our financial condition, results of operations and future prospects.

The market for our offerings is intensely competitive and evolving at a rapid pace. To remain competitive, we must evolve our products and differentiate our offerings from those of our competitors while the market experiences volatility, changes in customer requirements and industry standards, regulatory developments, advancements in technology, and the frequent introduction of new or improved solutions. Additionally, we may incur significant costs and may experience delays in developing new solutions and enhancements to our offerings in order to adapt to the changing AI landscape, and may not achieve our desired return on any investment. A failure to compete successfully could materially adversely affect our financial condition, results of operations and future prospects.

For our Cloud business, our key competitors are specialized cloud service providers focused on AI, including CoreWeave, Crusoe and Lambda. We also compete with general purpose cloud computing providers including Amazon (AWS), Google (Google Cloud Platform), Microsoft (Azure), and Oracle. In addition, national governments have announced or launched initiatives in certain jurisdictions, including the U.S., to sponsor, support or otherwise encourage the development of AI infrastructure, which may intensify the competition in our core sector. Many of our competitors have greater financial, technical, marketing, sales, and other resources, greater name recognition, longer operating histories, and a larger customer base. We expect to continue to face intense competition from current and new entrants into the market. Our ability to compete effectively depends on a number of factors, many of which are beyond our control, including those described elsewhere in this “Risk Factors” section, and in particular:

●	the potential ability of larger competitors to develop technologies more efficiently or faster than we can, and any resulting need for us to increase our expenditure on research, development and marketing to remain competitive;
●	deferral of orders from customers in anticipation of new or enhanced solutions and services announced by us or our competitors or suppliers;

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●	the adoption of aggressive pricing policies by our competitors and resulting pricing pressures on our offerings;
●	declines or changes in AI spending or demand for specialized AI cloud infrastructure or the growth rate of the AI cloud infrastructure sector generally;
●	our ability to innovate, adapt our products and services to changing industry demands and client requirements to maintain high-quality customer service and attractive value proposition;
●	our ability to successfully and continuously expand our businesses domestically and internationally, including our data center footprint;
●	our ability to identify, complete, or integrate any acquisitions that we may undertake;
●	our access to capital; and
●	material security breaches, or technical difficulties with or interruptions to the use of our offerings, power shortages, inability to timely secure power, and capacity constraints.

If we are not able to compete effectively with current and future players, our Cloud business’ abilities to generate income and sustainably fund development will be negatively impacted.

We are currently dependent on a limited number of suppliers and our Cloud business may be adversely affected if we are unable to source and acquire sophisticated hardware on acceptable terms and on time. Any supply chain disruptions, delays in delivery or increased costs could adversely affect our growth plans, financial condition and results of operations.

We currently rely on Nvidia and AMD for the GPU chips we offer to our customers. The concentration of our suppliers in two suppliers exposes us to a number of risks including:

●	the potentially limited availability of and access to the latest components including sophisticated GPU chips, which can be affected by suppliers’ capacity and commitments to other customers;
●	lack of control over production costs, delivery, availability, terms, and pricing of components;
●	the potential for binding price or purchase commitments with our suppliers at higher than market rates;
●	changes in market-leading technologies away from those currently offered by our existing suppliers, which could impact our ability to offer our customers the services that they are seeking;
●	reliance on our current suppliers to keep up to date with technological advancements at the same rate that our customers and the market demands, including delivering next-generation components that perform significantly better than their previous versions;
●	limited ability to control aspects of the quality, performance, quantity, and cost of our infrastructure or of its components;
●	the prioritization by our suppliers of other customers;
●	breaches of contract by our suppliers;
●	impacts on our supply chain from geopolitical disputes, natural disasters or adverse public health developments, including outbreaks of contagious diseases or pandemics; and
●	business, legal compliance, litigation, and financial concerns affecting our suppliers or their ability to manufacture and ship components in the quantities, quality, and manner we require.

Should we be required to change our current suppliers, our ability to meet our obligations to our customers, including scheduled compute access, could be adversely affected and our equipment may not perform at the level of quality intended, which could adversely affect our growth plans, financial condition and results of operations. In addition, our suppliers themselves rely on complex networks of third-party suppliers for semiconductor manufacturing, hardware components, and other critical inputs, which introduces further risks throughout our supply chain and over which we have no control. Any kind of disruption in the supply chain may affect our suppliers’ ability to meet our requirements. To the extent any of our suppliers’ businesses are impacted by business, legal compliance, litigation, and financial concerns, including regulatory scrutiny and export controls, our business may be adversely affected. For example, the use of protectionist policies including, but not limited to tariffs, reciprocal tariffs, sanctions and export controls, may impact the cost and availability of GPU chips. In the event of any supply disruption, it may not be possible for us to secure alternate sources of components in a timely and cost-effective manner, or at all.

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Any disruption to colocation space or of service experienced due to third-party providers, or our ineffective management of relationships with third-parties could harm our business, financial condition, operating results, cash flows, and prospects.

We rely on a number of third parties for renting colocation space and for services that are essential to our business model. As we continue to build our business, we also expect to rely on third parties to lease or sell our equipment, which we then lease to our customers. In addition, we may depend upon outside advisors who may not be available on reasonable terms as needed, or at all. To supplement the business experience of our officers and directors, we may be required to employ technical experts, appraisers, attorneys, or other consultants or advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services. If these third parties or other outside advisors experience difficulty providing the services we require, or if they experience disruptions or financial distress or cease operations temporarily or permanently, or if the products they supply are defective or cease to operate for any reason, it could make it difficult for us to execute our operations. If we are unsuccessful in identifying or finding highly qualified third parties for renting colocation space or third-party service providers or employees, if we fail to negotiate cost-effective relationships with them or if we are ineffective in managing and maintaining these relationships, it could materially and adversely affect our business and financial condition, operating results, cash flows, and prospects.

We and our third-party providers may be vulnerable to cyberattacks and security breaches that could materially disrupt or compromise our operations, data and results.

We rely on computer systems, hardware, software, online sites and networks, as well as physical, digital and operational technology infrastructure to support our internal and external operations (collectively, “Information Systems”). We own, operate, and manage complex, global Information Systems and also rely on third-party providers for a range of Information Systems and other products and services, including cloud computing. We face evolving risks that threaten the confidentiality, integrity, and availability of Information Systems and data, including from state-sponsored espionage actors, financially motivated hackers, hacktivists and insiders, as well as through diverse attack vectors, such as social engineering/phishing, malware (including ransomware), human or technological error, or due to “bugs,” misconfigurations and known and unknown vulnerabilities in hardware, software, systems and processes that support our businesses.

Attacks, breaches or disruptions to our, or any providers’ or customers’, Information Systems or controls could result in, among other things, unauthorized access to our or customers’ physical assets or Information Systems, misappropriation of our or customers’ sensitive or proprietary information, disruptions to our or our customers’ operations, breaches of legal and regulatory (e.g., privacy laws such as GDPR) or contractual obligations, and/or other operational and business impacts. The foregoing could expose us to material lawsuits, regulatory actions, penalties or fines, monetary damages, loss of existing or potential customers, harm to our reputation and significant increases in our security and insurance costs, and other adverse effects on our business and financial results.

Certain natural disasters or other external events, including climate change or mechanical failures, could harm our business, financial condition, results of operations, cash flows, and prospects.

We may also experience disruptions due to mechanical failure, human error, physical or electronic security breaches, war, terrorism, fire, earthquake, pandemics, hurricane, flood and other natural disasters, sabotage and vandalism. Our systems may be susceptible to damage, interference, or interruption from modifications or upgrades, power loss, telecommunications failures, computer viruses, ransomware attacks, computer denial of service attacks, phishing schemes, or other attempts to harm or access our systems. Such disruptions could materially and adversely affect our business and our financial condition, operating results, cash flows, and prospects.

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Our level of debt in the future may negatively impact our liquidity, restrict our operations and ability to respond to business opportunities, and increase our vulnerability to adverse economic and industry conditions.

We may in the future utilize debt financings in our capital structure. Our level of debt could have significant consequences, including limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions or other general corporate purposes; requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes; imposing financial and other restrictive covenants on our operations, including debt service coverage requirements and limitations on our ability to (i) declare or pay dividends or repurchase shares of our common stock; (ii) purchase assets, make investments, complete acquisitions, consolidate or merge with or into, or sell, transfer or lease all or substantially all of our assets to, another person; (iii) enter into sale/leaseback transactions or certain transactions with affiliates; (iv) incur additional indebtedness; and (v) incur liens, making us more vulnerable to economic downturns and limiting our ability to withstand competitive pressures or take advantage of new opportunities to grow our business.

Our ability to meet our debt service obligations, comply with our debt covenants and deleverage depends on our cash flows and financial performance, which are affected by financial, business, economic and other factors. Failure to meet our debt service obligations or comply with our debt covenants could result in an event of default under the applicable indebtedness. We may be unable to cure, or obtain a waiver of, an event of default or otherwise amend our debt agreements to prevent an event of default thereunder on terms acceptable to us or at all. We may from time to time seek to further refinance our indebtedness by issuing additional shares of common stock or other securities that are convertible into common stock or grant the holder the right to purchase common stock, each of which may dilute our existing stockholders, reduce the value of our common stock, or both.

Joint ventures, joint ownership arrangements and other projects pose unique challenges and we may not be able to fully implement or realize synergies, expected returns or other anticipated benefits associated with such projects.

From time to time, we may be involved in strategic joint ventures and other joint ownership arrangements. We may not always be in complete alignment with our joint venture or joint owner counterparties or partners; we may have differing strategic or commercial objectives and may be outvoted by our joint venture partners or we may disagree on governance matters with respect to the joint venture entity or the jointly owned assets. When we pursue joint ventures or joint ownership arrangements, we may be subject to a number of risks, including risks around ultimately closing the contemplated transactions. In some joint ventures and joint ownership arrangements, we may not be responsible for the operation of projects and will rely on our joint venture or joint owner counterparties for such services. Joint ventures and joint ownership arrangements may also require us to expend additional internal resources that could otherwise be directed to other projects. If we are unable to successfully execute and manage our existing and any proposed joint venture and joint owner arrangements, it could adversely impact our financial and operating results.

The loss of any of our management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel, could adversely affect our business.

Our success and future growth will depend to a significant degree on the skills and services of our management team. If our management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed. Furthermore, if we fail to execute an effective contingency or succession plan with the loss of any member of our management team, the loss of such management personnel may significantly disrupt our business.

The loss of key members of our management team could inhibit our growth prospects. Our future success also depends in large part on our ability to attract, retain and motivate key management and operating personnel. As we continue to develop and expand our operations, we may require personnel with different skills and experiences and who have a sound understanding of our business. The market for highly qualified personnel in this industry is very competitive and we may be unable to attract such personnel. If we are unable to attract such personnel, our business could be harmed.

We may become involved in litigation arising in the ordinary course of our business that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Attending to such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses and we cannot assure you that the results of any of these actions will not have a material adverse effect on our business. Adverse outcomes in such proceedings or claims could result in significant liabilities, monetary damages, fines, or injunctive relief, which may materially impact our financial condition, results of operations, or cash flows. Additionally, the uncertainty surrounding litigation and the potential for adverse publicity related to such matters could harm our reputation and brand image, affecting customer confidence and investor perception.

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Employee disputes or litigation and related unfavorable publicity may negatively affect our future business, financial condition, and operating results.

We may become involved in lawsuits or other disputes relating to employment matters, such as hostile workplace, discrimination, wage and hour disputes, sexual harassment, or other employment issues. These types of claims, depending on their nature, can have a significant negative impact on businesses. Certain companies that have faced employment- or harassment-related lawsuits have had to terminate management or other key personnel and have borne economic and other costs and suffered reputational harm that has negatively impacted their business.

Unfavorable global economic conditions and adverse developments with respect to financial institutions and associated liquidity risk could adversely affect our business, financial condition and stock price.

The global credit and financial markets are currently, and have from time to time experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, rising interest and inflation rates or fluctuations in these metrics, declines in consumer confidence, declines in economic growth, increases in unemployment rates, uncertainty about legal and regulatory changes, including potential changes to tax laws, and new or increased tariffs and the potential for retaliatory tariffs and “trade wars” and consequential effects on the economy, and uncertainty about economic stability. The financial markets and the global economy may also be adversely affected by the current or anticipated impact of military conflict, including the ongoing conflict between Russia and Ukraine, the ongoing military conflict in the Middle East, terrorism or other geopolitical events. Sanctions imposed by the United States and other countries in response to such conflicts, including the one in Ukraine, may also adversely impact the financial markets and the global economy, and any economic countermeasures by the affected countries or others could exacerbate market and economic instability.

The development and use of AI tools is subject to intense political scrutiny and evolving, complex and potentially divergent regulatory frameworks across multiple jurisdictions, and the impact of such regulatory developments on our businesses remains uncertain. If we are unable to comply with such laws and regulations and related export controls and other regulations, or if such requirements limit our ability to implement our business model, we may be subject to litigation, investigation or penalties, and our businesses and results of operations could be negatively impacted.

We strive to comply with all laws and regulations that apply to our business. We may incur greater costs in connection with such compliance requirements than anticipated. If we fail to comply with applicable laws, regulations and requirements we may become subject to investigations, enforcement actions, civil and criminal penalties or injunctions. If any of these risks materialize, our businesses, results of operations, financial condition and future prospects could be seriously harmed.

In the U.S. market in which we operate, we must comply with various economic and trade sanctions. Given the nature of our business, we are monitoring regulatory developments concerning export controls regarding the semiconductor industry and their impact on our sourcing of equipment for our Cloud computing business. In addition, we are monitoring a proposed rule from the U.S. Bureau of Industry and Security (“BIS”), which if implemented as proposed, would impose requirements on Infrastructure-as-a-Service (“IaaS”) providers and their foreign resellers to verify the identity and beneficial ownership of foreign person customers and to perform related reporting to BIS, as well as provide BIS authority to restrict certain IaaS transactions with foreign persons.

We have implemented procedures and safeguards to facilitate our compliance with applicable laws and regulations concerning economic sanctions and export controls. We also conduct customary “know-your-customer” and onboarding procedures for third parties that we contract with, including suppliers and customers, in accordance with our internal policies. Notwithstanding these measures, we are unable to ensure that we have complied with all economic sanctions and export control laws and regulations, in particular given that the relevant rules implemented by some jurisdictions can be ambiguous. In addition, any failure by third parties outside of our control, our employees, representatives, contractors, partners, agents or intermediaries to comply with such laws and regulations could have negative consequences for us, including reputational harm and penalties, and could adversely affect our business, operating results, financial condition, and future prospects.

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Furthermore, changes in the enforcement or scope of existing economic sanctions and export controls, or changes in the targets of such laws and regulations, could result in an inability to export or sell our offerings to potential customers with international operations, which would adversely affect our Cloud business, results of operations and future prospects.

Risks Related to Our Common Stock

Our stock price may be subject to volatility; this volatility may affect your ability to, and the price at which you could, sell our common stock.

The trading price of our common stock may be volatile in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on an investment in our securities:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
●	changes in the market’s expectations about our operating results;
●	relative success of our competitors;
●	our operating results failing to meet the expectations of securities analysts or investors in a particular period;
●	changes in financial estimates and recommendations by securities analysts concerning us and the market for our Cloud services;
●	operating and stock price performance of other companies that investors deem comparable to us;
●	our ability to continue to expand our operations;
●	changes in laws and regulations affecting our business or our industry;
●	commencement of, or involvement in, litigation;
●	changes in our capital structure, such as future issuances of securities or the borrowing of additional debt;
●	the volume of shares of our common stock available for public sale pursuant to an effective registration statement or exemption from registration requirements;
●	any major change in our Board or management;
●	sales of substantial amounts of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;
●	general economic and political conditions such as recessions, interest rates, international currency and crypto currency fluctuations and acts of war or terrorism;
●	if securities or industry analysts were to not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock; and
●	failure to meet certain Nasdaq conditions to maintain our listing status.

Broad market and industry factors may materially harm the market price of our common stock irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected.

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The trading prices and valuations of these stocks, and of our common stock, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

You will be diluted from future issuances of our equity securities, including in strategic transactions or future financings, from compensatory equity awards and exercises of outstanding warrants, and such issuances, or perception that such issuances may occur, could depress the market price of our common stock.

Future operating or business decisions will cause dilution to our existing stockholders. For example, we will issue a substantial amount of equity securities or securities exercisable or convertible into equity securities in connection with strategic transactions or for financing purposes, including through one or more registered or unregistered offerings. Furthermore, a substantial majority of the outstanding shares of our common stock are freely tradable without restriction or further registration under the Securities Act so long as we are generally current on our reporting obligations under the Exchange Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. We will also make equity grants under one or more employee equity incentive plans or our employee stock purchase plan or issue common stock as matching contributions to our employees under our 401(k) Plan. You will also be subject to dilution from the conversion of shares of Series B Preferred Stock, the exercise or settlement of outstanding options or restricted stock units under the ChronoScale Corporation 2026 Omnibus Equity Incentive Plan and from the exercise of our warrants. In addition, sales or issuances of a substantial number of shares of our common stock, or other equity-related securities in the public markets, or the perception that such sales or issuances could occur, including in connection with a potential strategic transaction, could depress the market price of our common stock.

We may not achieve profitability in the near term or at all, and historically we have not been profitable. Management has historically financed our operations through external financings, from both equity and debt financings, such as our January 22, 2026 private placement offering, our registered offerings under our effective shelf registration statement, and entering into the Secured Promissory Note and Security Agreement with B. Riley Commercial Capital, LLC in September 2025. To the extent our cash on hand does not provide sufficient capital for us to achieve profitability, or we are unable to maintain profitability once initially achieved, we expect we will need to raise additional capital through future financings. To the extent we decide to conduct a financing in the future, the form of such financing may include one or more of the following: (i) registered offerings of shares of our common stock, (ii) sales of shares of our common stock under an “at the market offering” program, (iii) issuing shares of our common stock upon the exercise of warrants at reduced exercise prices, (iv) incurring indebtedness with one or more financial institutions, (v) sale of product line or technology, (vi) the factoring of trade receivables, and (vii) one or more strategic transactions. Additional funding may not be available to us on acceptable terms, or at all, or we may be required to seek other more costly or time-consuming methods. Any failure to raise capital as and when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

We do not expect to declare or pay dividends in the foreseeable future, which may limit the return our shareholders realize on their investment.

We do not expect to declare or pay dividends in the foreseeable future, as we currently intend to retain any future earnings to finance the development and expansion of our business. Therefore, holders of our common stock may not receive any return on their investment in our common stock unless and until the value of such common stock increases and they are able to sell such shares of common stock, and there is no assurance that any of the foregoing will occur. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Provisions in our Articles (as defined below), our Bylaws (as defined below), and Nevada law may discourage a takeover attempt even if a takeover might be beneficial to our stockholders.

Provisions contained in our Amended and Restated Articles of Incorporation (the “Articles”) and our Amended and Restated Bylaws (the “Bylaws”) could make it more difficult for a third party to acquire us. Provisions of our Articles and Bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our Articles authorize our Board to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock without any vote or action by our stockholders. Thus, our Board can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our other series of capital stock. These rights may have the effect of delaying or deterring a change of control of our company. Additionally, our Articles establish limitations on the removal of directors and our Bylaws establish limitations on the ability of our stockholders to call special meetings.

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For a more complete understanding of these provisions, please refer to the Nevada Revised Statutes and our Articles and Bylaws filed with the SEC. Though we are not currently, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the redemption of such stockholder’s shares. Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the “interested stockholder” first becomes an “interested stockholder,” unless our Board approves the combination in advance or thereafter by both the Board and 60% of the disinterested stockholders. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our Board.

We are a “smaller reporting company” and the reduced reporting requirements applicable to such companies may make our common stock less attractive to investors.

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, but since we became a majority-owned indirect subsidiary of a parent that is not a smaller reporting company upon the closing of the Business Combination, we have determined that we will no longer qualify as a smaller reporting company as of November 30, 2026 (the next measurement date). For so long as we remain a smaller reporting company, we have elected to take advantage of certain reduced reporting requirements. For example, we may continue to use reduced executive compensation disclosure, and, provided we are also a “non-accelerated filer,” we will not be obligated to follow the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict or otherwise determine if investors will find our securities less attractive as a result of our reliance on exemptions as a smaller reporting company and/or non-accelerated filer. If some investors find our securities less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain, and our officers and representatives may from time to time make, forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

●	difficulties and delays in integrating the combined business resulting from the Business Combination;
●	the possibility that the anticipated benefits of the Business Combination are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies;
●	limitations on our ability to attract and retain key personnel, including our executive officers and Board members;
●	customer concentration, and an inability to renew existing customer agreements;
●	changes in operational and capital plans;
●	higher than expected costs and expenses;
●	unexpected future capital expenditures;
●	economic and competitive conditions;
●	the success of our risk management activities, including any failure by the Company to implement and maintain effective internal controls;
●	litigation, including the potential litigation concerning the Business Combination;
●	cash flow and access to capital;
●	conditions in the debt and equity capital markets, including the availability and costs of financing to fund our operations; and
●	uncertainties related to market conditions.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 6 of this prospectus, in our Annual Report on Form 10-K, our Information Statement, or in other reports we file with the SEC.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

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SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition by the Selling Stockholders identified in the table below of (i) up to 15,389 shares of common stock issuable upon the exercise of the 2025 Placement Agent Warrants, (ii) up to 711,922 shares of common stock issued or issuable upon the conversion of the 5,852 shares of Series B Preferred Stock, (iii) up to 355,960 shares of common stock issuable upon the exercise of the Investor Warrants, and (iv) up to 14,238 shares of common stock issuable upon the exercise of the 2026 Placement Agent Warrants. For additional information regarding the Shares included in this prospectus, see the section titled “Private Placements.” We are registering the Shares included in this prospectus in order to permit the Selling Stockholders to offer such Shares for resale from time to time. The term “Selling Stockholders” includes the stockholders listed in the table below and their permitted transferees.

The table below sets forth, as of June 22, 2026, the following information regarding the Selling Stockholders:

●	the names of the Selling Stockholders;

●	the number of shares of common stock owned by the Selling Stockholders prior to this offering, without regard to any limitations on exercises;

●	the number of shares of common stock to be offered by the Selling Stockholders in this offering;

●	the number of shares of common stock to be owned by the Selling Stockholders assuming the sale of all of the Shares covered by this prospectus; and

●	the percentage of our issued and outstanding shares of common stock to be owned by the Selling Stockholders assuming the sale of all of the Shares covered by this prospectus, based on the number of shares of our common stock issued and outstanding as of June 25, 2026.

Except as described otherwise, the number of shares of common stock beneficially owned by the Selling Stockholders has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of common stock that the Selling Stockholders have the right to acquire within 60 days of June 22, 2026.

All information with respect to the common stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholders have sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of common stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provide the information set forth in the table below. We have, therefore, assumed for the purposes of the following table that the Selling Stockholders will sell all of the shares of common stock owned beneficially by them that are covered by this prospectus, but will not sell any other shares of common stock that they presently own. Neither the Selling Stockholders, nor any persons (entities or natural persons) who have control over the Selling Stockholders, have held any position or office, or have otherwise had any material relationship with us or any of our subsidiaries within the past three years, other than as disclosed in the Information Statement in connection with the Business Combination.

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Name of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Owned After Offering (1)
Lake Street Capital Markets, LLC (2)	29,627	(3)	29,627	-	-
Daniel Asher Descendants Trust (4)	533,941	(5)	533,941	-	-
Hood River New Opportunities Fund (6)	533,941	(7)	533,941	-	-

(1)	Based upon the number of shares of common stock outstanding on June 25, 2026.
(2)	The business address of Lake Street is 121 S 8th Street, Suite 1000, Minneapolis, Minnesota 55402.
(3)	Consists of (i) 15,389 shares of common stock issuable upon the exercise of the 2025 Placement Agent Warrants issued by the Company to Lake Street on October 30, 2025 pursuant to the PAA and (ii) 14,238 shares of common stock issuable upon the exercise of the 2026 Placement Agent Warrants issued by the Company to Lake Street on January 22, 2026 in connection with the 2026 SPA. The actual number of shares that may be acquired by Lake Street is not currently known. Paul Andrew McNamee may exercise voting and dispositive power over the shares reported as beneficially owned by Lake Street, and may be deemed to be the beneficial owner of all shares owned by Lake Street. The shares of common stock issuable upon the exercise of the 2025 Placement Agent Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts Lake Street from exercising that portion of the 2025 Placement Agent Warrants that would result in Lake Street and its affiliates owning upon such exercise a number of shares of our common stock in excess of the beneficial ownership limitation of 4.99%. The shares of common stock issuable upon exercise of the 2026 Placement Agent Warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts Lake Street from exercising that portion of the 2026 Placement Agent Warrants that would result in Lake Street and its affiliates owning upon such exercise a number of shares of our common stock in excess of the beneficial ownership limitation of 9.99%.
(4)	The business address of the Daniel Asher Descendants Trust (the “Trust”) is 1011 Lake Street, Suite 311, Oak Park Illinois 60301.
(5)	Consists of (i) 355,961 shares of common stock issuable upon conversion of the 2,926 shares of Series B Preferred Stock issued by the Company to the Trust on January 22, 2026 pursuant to the 2026 SPA and (ii) 177,980 shares of common stock issuable upon the exercise of the Investor Warrants issued by the Company to the Trust on January 22, 2026 pursuant to the 2026 SPA. Fred Goldman is the Trustee of the Trust and as such may exercise voting and dispositive power over the shares reported as beneficially owned by the Trust, and may be deemed to be the beneficial owner of all shares owned by Trust. The shares of common stock issuable upon exercise of the Investor Warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts the Trust from exercising that portion of the Investor Warrants that would result in the Trust and its affiliates owning upon such exercise a number of shares of our common stock in excess of the beneficial ownership limitation of 9.99%.
(6)	The business address of Hood River is 2373 PGA Boulevard, Suite 200, Palm Beach Gardens, Florida 33410.
(7)	Consists of (i) 355,961 shares of common stock issued by the Company to Hood River upon conversion of the 2,926 shares of Series B Preferred Stock issued to Hood River on January 22, 2026 pursuant to the 2026 SPA, and (ii) 177,980 shares of common stock issuable upon the exercise of the Investor Warrants issued by the Company to Hood River on January 22, 2026 pursuant to the 2026 SPA. Does not include 63,723 shares of common stock held by Hood River Capital Management LLC (Advisor to Hood River for their separately managed accounts). The shares of common stock issuable upon exercise of the Investor Warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts Hood River from exercising that portion of the Investor Warrants that would result in Hood River and its affiliates owning upon such exercise a number of shares of our common stock in excess of the beneficial ownership limitation of 9.99%.

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USE OF PROCEEDS

The Shares to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of the Shares in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees or other successors-in interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions under this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use one or more of the following methods when disposing of the shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through brokers, dealers or underwriters that may act solely as agents;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per Share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Stockholders may also sell the Shares under Rule 144 or Rule 904 under the Securities Act or another exemption, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

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The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any profits realized by such Selling Stockholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the Selling Stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the Shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the Shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (b) such time as none of the Shares covered by this prospectus constitute “registrable securities”, as such term is defined in the registration rights agreement by and among us and the Selling Stockholders.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

We have authorized capital stock consisting of 290,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 5,852 shares have been designated as shares of Series B Preferred Stock, as of June 25, 2026. As of June 25, 2026, there were 145,214,825 shares of common stock outstanding and 2,926 shares of preferred stock outstanding. Unless stated otherwise, the following discussion summarizes the terms and provisions of our Articles of Incorporation and our Bylaws. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation and our Bylaws, and the applicable provisions of the Nevada Revised Statutes (the “NRS”).

Common Stock

Dividends. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the Board from time to time may determine.

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election.

Pre-emptive Rights, Redemption, Conversion and Sinking Fund Provisions. The common stock is not entitled to pre-emptive rights and is not subject to conversion, redemption or sinking fund provisions.

Liquidation Rights. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Transfers. There are no restrictions on the transfer of our common stock except such restrictions as may be imposed by applicable securities laws.

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation, Bylaws, and Nevada Law

We are a Nevada corporation and are generally governed by the NRS. The following is a brief description of the provisions in our Articles of Incorporation, Bylaws and the NRS that could have an effect of delaying, deferring, or preventing a change in control of the Company.

The provisions of the NRS, our Articles of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Combinations with Interested Stockholders

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. Our Articles of Incorporation do not include such an election to opt-out of these provisions.

Acquisition of Controlling Interests

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our Bylaws provide that these statutes do not apply to us. Absent such provision in our Bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Articles of Incorporation and Bylaws

The provisions of our Articles of Incorporation and Bylaws, taken together with the applicable provisions of the NRS:

●	Authorize our Board to issue “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;
●	Permit removal of directors only for cause and require the affirmative vote of not less than 75% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, to remove any director (the NRS does not include a cause concept in NRS 78.335 and the provision of our Articles of Incorporation exceeds the minimum two thirds (2/3) threshold vote required by that statute);
●	Require the affirmative vote of not less than two thirds (2/3) of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, to adopt, amend, alter or repeal our Bylaws; and
●	Do not provide for cumulative voting in the election of directors.

NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

In addition, our authorized but unissued shares of common stock are available for our Board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. Our Board is also authorized to adopt, amend or repeal our Bylaws, which could delay, defer or prevent a change in control.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The Transfer Agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

National Securities Exchange Listing

Our common stock is currently listed on Nasdaq under the symbol “CHRN.”

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LEGAL MATTERS

The validity under Nevada law of the shares of our common stock offered hereby will be passed upon for us by Snell & Wilmer, L.L.P., Las Vegas, Nevada. Certain legal matters in connection with the common stock offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated balance sheets of ChronoScale Corporation (formerly known as Ekso Bionics Holdings, Inc.) and its subsidiaries as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss, stockholder’s equity, and cash flows for each of the years then ended have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The combined balance sheets of Applied Digital Cloud Corporation and its affiliates as of May 31, 2025 and 2024 and the related combined statements of operations, changes in parent company net investment and cash flows for the years ended May 31, 2025 and 2024 have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. Pursuant to SEC rules, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and to the registration statement and the exhibits and schedules to the registration statement of which this prospectus forms a part. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at https://chronoscale.com/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K filed for the fiscal year ended December 31, 2025 filed with the SEC on February 23, 2026, as amended on April 10, 2026;

●	our Quarterly Report on Form 10-Q filed for the fiscal quarter ended March 31, 2026 filed with the SEC on April 28, 2026; and

●	our Current Reports on Form 8-K filed with the SEC on January 22, 2026, February 17, 2026, May 4, 2026, June 4, 2026, June 26, 2026, June 30, 2026, and July 1, 2026 and the Current Reports on Form 8-K/A filed with the SEC on May 5, 2026, May 20, 2026 and June 30, 2026 (other than any portions thereof deemed furnished and not filed);

●	the description of our common stock filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on July 1, 2026.

All other reports and documents filed by us, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

ChronoScale Holdings Corporation

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

(214) 427-1704

You may also access these filings on our website at https://chronoscale.com/. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

26

1,097,509 Shares of Common Stock

PRELIMINARY PROSPECTUS

, 2026.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the shares of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$3,834.62
Legal Fees and Expenses	$75,000.00
Accounting Fees and Expenses	$25,000.00
Miscellaneous	$-
Total:	$103,834.62

Item 15. Indemnification of Directors and Officers

NRS 78.138 provides that, unless the corporation’s articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the statutory presumption that such director or officer has acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of law. Our Articles of Incorporation provide that no director or officer shall have any personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of the NRS.

Section 78.7502(1) of the NRS provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable pursuant to NRS 78.138 or if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

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NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Bylaws provide that the Company shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding as they are incurred and in advance of its final disposition, subject to certain expenses.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

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Item 16. Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2026).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2026).
4.1	Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2025).
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 22, 2026).
5.1*	Opinion of Snell & Wilmer L.L.P.
10.1	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 22, 2026).
10.2	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 22, 2026).
23.1*	Consent of CBIZ CPAs P.C.
23.2*	Consent of WithumSmith+Brown, PC.
23.2*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on signature page).
107**	Filing Fee Table

*	Filed herewith.
**	Previously filed.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(f)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on July 10, 2026.

CHRONOSCALE HOLDINGS CORPORATION

By:	/s/ Ying Cenly Chen
Ying Cenly Chen
Chief Executive Officer

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POWER OF ATTORNEY

We, the undersigned officers and directors of ChronoScale Holdings Corporation, hereby severally constitute and appoint Ying Cenly Chen and Jerome Wong, and each of them singly (with full power to each of them to act alone), to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities held on the dates indicated:

Person	Capacity	Date

/s/ Ying Cenly Chen	Chief Executive Officer, Director	July 10, 2026
Ying Cenly Chen	(Principal Executive Officer)

/s/ Jerome Wong	Chief Financial Officer	July 10, 2026
Jerome Wong	(Principal Financial Officer)

/s/ Wes Cummins	Chairman	July 10, 2026
Wes Cummins

/s/ Ella Benson	Director	July 10, 2026
Ella Benson

/s/ William M. Clancy	Director	July 10, 2026
William M. Clancy

/s/ Scott G. Davis	Director	July 10, 2026
Scott G. Davis

/s/ Douglas Miller	Director	July 10, 2026
Douglas Miller

/s/ Richard Nottenburg	Director	July 10, 2026
Richard Nottenburg

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